Exhibit 10.1
STOCK PURCHASE AND EXCHANGE AGREEMENT

This Stock Purchase Agreement and Exchange ("Agreement") is entered into on the 1st day of March 2019, by and between the undersigned, Boris Golan, hereinafter referred to as "Seller" or "Golan" and Koo'Toor Design, Inc., hereinafter referred to as "Purchaser", "Koo'Toor", or "Corporation", and collectively referred to herein as the "Parties".
Golan is the owner of one hundred percent (100%) of the outstanding shares of Travel Mix Inc., an Ontario, Canada corporation ("Travel Mix"), which corporation operates in the travel industry.
Purchaser is a Nevada corporation and does hereby wish to purchase, and Seller does hereby wish to sell, 100% of the outstanding shares of Travel Mix, and does so in consideration of the following terms and conditions:

1.
Koo'Toor shall issue, or cause to be issued, four million five hundred thousand (4,500,000) shares of Common Stock of Koo'Toor Design, Inc. (the "Koo'Toor Shares") to Golan.  It is acknowledged, understood and agreed that Golan currently owns 12,500,000 shares of Koo'Toor's common stock and upon Closing (as defined below), and with the issuance of 4,500,000 additional shares of Koo'Toor's common stock, Golan shall hold twenty-five percent (25%) of the Corporation's issued and outstanding common stock;

2.	Koo'Toor shall pay to Golan Six Hundred Thousand US Dollars ($600,000 US) (the "Cash Payment"), which amount shall be advanced prior to Closing (as defined below) as a deposit; and
3.	Golan shall transfer 100% of the outstanding stock of Travel Mix (the "Travel Mix" Shares) to Koo'Toor Design, Inc. upon Closing (as defined below).
4.
The closing (the "Closing") of the Agreement shall take place not more than Ninety (90) days from the date hereof at such time and such location as the parties may agree.  At the Closing the parties shall exchange the shares of Koo'Toor and the shares of Travel Mix by providing evidence one to the other of the registration of such shares as follows: (i) the Koo'Toor Shares shall be registered in the name of Golan as evidenced by a report from the Transfer Agent of the Corporation; (ii) The Travel Mix shares shall be registered in the name of Koo'Toor as evidenced by the shareholder ledger of Travel Mix.

Shares to be issued under this Agreement: Subject to the terms and conditions hereinafter set forth, at the closing of the transaction which is the subject of this Agreement, Purchaser shall sell, convey, transfer and deliver (or present confirmation from Koo'Toor's Transfer Agent that shares have been transferred) to the Seller, certificates representing such Stock.  The Certificates representing the Stock shall be duly registered in the name of the Purchaser.
The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended or applicable state securities laws. The securities have been acquired for investment and not with a view toward resale and may not be offered for sale, sold, transferred, or assigned in the absence of an effective registration statement for the securities under the Securities Act Of 1933, as amended or applicable state securities laws, unless the company has received an opinion of counsel which is satisfactory to the company, to the effect that such registration is not required, or that an exemption to registration exists.

1.  Purchase.  Koo'Toor agrees to purchase 100% of the outstanding shares of Travel Mix, from Golan.
1.01   Payment.  Koo'Toor shall pay to Golan $600,000 US no later than March 15, 2019, which amount shall be held by Golan as a deposit until Closing, which shall take place not more than ninety (90) days from the date of the execution of this Agreement.  Golan will present verification of payment of funds to Koo'Toor's counsel. Further it is understood and agreed between the parties that Koo'Toor will obtain a third-party loan (the "Koo'Toor Loan") for the Cash Payment. In the event Closing does not occur, and the shares of Koo'Toor and Travel Mix are not exchanged, the Cash Payment shall be returned to Koo'Toor or Golan shall assume the Koo'Toor Loan.
1.02   Stock Compensation.  At Closing, Purchaser shall deliver four million five hundred thousand (4,500,000) shares of Koo'Toor Design, Inc. common stock to Golan, and Golan shall deliver to Koo'Toor 100% of Travel Mix Shares to the Corporation.
1.03          Tax Election at Closing. Travel Mix elects out of the application of 256(9) of the Canadian Income Tax Act.  The acquisition of control by Koo'Toor occurs at the time of Closing.
2.  Investment Intent.
2.01 Transfer Restrictions.  Purchaser (and/or assigns) agree that the Shares being acquired by Seller, and pursuant to this Agreement may be sold, pledged, assigned, hypothecated or otherwise transferred, with or without consideration ("Transfer") only pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), or pursuant to an exemption from registration under the Act.
2.02 Investment Intent.  Golan is acquiring the Shares for his own account, for investment, and not with a view toward distribution thereof.
2.03 Knowledge and Experience.  Golan acknowledges that he has been encouraged to seek his own legal and financial counsel to assist in evaluating this purchase. The Seller acknowledges that Purchaser has given him and his counsel access to all information relating to the Corporation's business that they have requested. The Seller acknowledges that he has sufficient business and financial experience, and knowledge concerning the affairs and conditions of the Corporation so that he can make a reasoned decision as to these Shares and is capable of evaluating the merits and risks of this transaction.

2.05 Restrictions on Transferability. Golan is aware of the restrictions of transferability of the Shares and further understands the certificates shall bear the following legend.
(a) THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION PROVIDED IN SECTIONS 4(1) AND 4(2) AND REGULATION D UNDER THE ACT. AS SUCH, THE PURCHASE OF THIS SECURITY WAS MADE WITH THE INTENT OF INVESTMENT AND NOT WITH A VIEW FOR DISTRIBUTION. THEREFORE, ANY SUBSEQUENT TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN WILL BE UNLAWFUL UNLESS IT IS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.
(b) Golan understands that the Shares may only be disposed of pursuant to either (i) an effective registration statement under the Act; or (ii) an exemption from the registration requirements of the Act.
(c) The Corporation has neither filed such a registration statement with the SEC or any state authorities nor agreed to do so, nor contemplates doing so in the future for the shares being purchased, and in the absence of such a registration statement or exemption, the Purchaser may have to hold the Shares indefinitely and may be unable to liquidate them in case of an emergency.
2.06 Valid Issuance of the Common Stock.  The shares of Koo'Toor's Common Stock, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, shall be duly and validly issued and will be free of restrictions on transfer other than restrictions under applicable federal and state securities laws.
3. Modification.  This Stock Purchase and Exchange Agreement shall not be modified or waived except by an instrument in writing signed by the party against whom any such modification or waiver is sought.
4. REMEDIES
4.01 Arbitration.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflict of laws thereof. Any controversy of claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be settled by arbitration in Nevada in accordance with the Rules of the U.S. Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.

4.02 Indemnification.  From and after the Closing, the Parties, jointly and severally, agree to indemnify the other against all actual losses, damages and expenses caused by (i) any material breach of this Agreement by them or any material misrepresentation contained herein, or (ii) any misstatement of a material fact or omission to state a material fact required to be stated herein or necessary to make the statements herein not misleading.
4.03 Indemnification Non-Exclusive.  The foregoing indemnification provision is in addition to, and not derogation of any statutory, equitable or common law remedy any party may have for breach of representation, warranty, covenant or agreement.
5. Governing Law. This agreement and all transactions contemplated in this Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Nevada. The parties herein waive trial by jury and agree to submit to the personal jurisdiction and venue of a court of subject matter jurisdiction located in any court of jurisdiction within the State of Nevada.
In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled.
This Agreement is a legally binding instrument.  Upon execution of this Stock Purchase and Exchange Agreement, the undersigned acknowledge that they have reviewed, understand, and agree with the terms of the Agreement.
By signing below, each of the undersigned does hereby acknowledge receipt, review and understanding of this Agreement and do hereby agree that they have had the chance to have their own independent counsel review this Agreement and that each of the undersigned are on equal footing and enter into this Agreement freely.
IN WITNESS WHEREOF, this Agreement has been executed by each of the individual parties on the date first above written.

BORIS GOLAN	KOO'TOOR DESIGN, INC.

/s/Boris Golan	/s/Nerya Yakubov
Boris Golan (Seller)	Nerya Yakubov, Director
(Purchaser)

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